EXHIBIT 10.15B

          AMENDMENT TO 2002 STOCK OPTION AND STOCK APPRECIATION RIGHTS
                    PLAN OF INFOCROSSING, INC. (THE "PLAN")

            AS APPROVED BY THE BOARD OF DIRECTORS ON JANUARY 21, 2005


Section 6 of the Plan shall be amended and restated in its entirety as follows:

          6. PERIOD OF OPTION AND CERTAIN LIMITATIONS ON RIGHT TO EXERCISE.

          (a) Options shall be exercisable over the Option period as, and at the times the Committee determines. The Option period shall be determined by the Committee, but shall not exceed ten years from the date of the grant of such option (except as provided in (e) below). In the case of an Insider ISO, the Option period shall not exceed five years from the date of the grant of such Option.

          (b) Except as provided in (c), (d) and (e) below, however, an ISO may not be exercised unless the Optionee is then in the employ of the Company and shall have been continuously so employed since the date of the grant of the Option. Absence on leave approved by the Committee shall not be considered a termination of employment for any purpose of the Plan. The Committee may, if it or counsel for the Company shall deem it necessary or desirable for any reason, require as a condition of exercise, that the Optionee (or the purchaser acting under (c) or (e) below) represent in writing to the Company at the time of the exercise of such Option that it is the Optionee's then intention to acquire the Shares as to which the Option is then being exercised for investment and not with a view to the distribution thereof.

          (c) Unless otherwise determined by the Board or the Committee, Options other than ISOs granted under the Plan to an Optionee shall not be transferable otherwise than by will or by the laws of descent and distribution, and such Option shall be exercisable, during the Optionee's lifetime, only by him or his legal guardian or legal representative. Unless otherwise determined by the Board or the Committee, a transfer of an Option by will or by the laws of descent and distribution shall not be effective unless the Committee shall have been furnished with such evidence as it may deem necessary to establish the validity of the transfer.

          (d) Unless otherwise determined by the Board or the Committee, or unless earlier terminated in accordance with their terms, all Options of any Optionee shall terminate ninety days after any of the following:

               (i) voluntary termination of employment by the Optionee, with or without Company consent, or

               (iii) termination of the Optionee's employment by the Company other than for cause, or

               (iii) termination of the Optionee's employment because of disability, retirement, or because the employing subsidiary has ceased to be a subsidiary of the Company and the Optionee did not, prior thereto or contemporaneously therewith, become an employee of the Company or of another subsidiary, or

               (iv) termination of the Optionee's service as a director or consultant of the Company (other than for cause), unless the Optionee remains thereafter an employee of the Company; provided, that if the employment of an Optionee (or service as a director or consultant) shall be terminated for cause (which shall be determined by the Committee), all of such Optionee's Options shall terminate as of the date of such termination for cause.

          (e) If an Optionee dies while in the employ of the Company or in the service of the Company as a director or consultant, or within ninety days after the date on which the Optionee ceased to be an employee, director or consultant of the Company (other than by reason of termination for cause), the Option theretofore granted to the Optionee shall be exercisable by the Optionee's estate, or unless otherwise determined by the Board or the Committee, by a person who acquired the right to exercise such option by bequest or inheritance or by reason of the death of the Optionee, but only within a period of twelve calendar months next succeeding such death and then only if and to the extent that the Optionee was entitled to exercise such Option at the date of death, except that the number of shares may be adjusted in accordance with the provisions of Section 8 hereof.

          (f) An ISO, granted under the Plan, in order to remain qualified as such, shall be subject to all other limitations on exercise imposed by the IRC to qualify for treatment as an ISO.